Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

American Axle & Manufacturing Holdings, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify that:

First:         The current name of the Corporation is American Axle & Manufacturing Holdings, Inc.

Second:    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 15, 1998, and was amended and restated on January 22, 1999 (as amended and restated, the “Certificate of Incorporation”).

Third:        The Board of Directors of the Corporation duly adopted resolutions proposing to amend the Certificate of Incorporation to change the corporate name of the Corporation as permitted under Sections 242(a)(1) and 242(d)(1)(A) of the General Corporation Law, and declaring such amendment to be advisable and in the best interests of the Corporation and its stockholders, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FIRST of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

       “FIRST: The name of the corporation is Dauch Corporation.”

Fourth:    This Certificate of Amendment to the Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation, without a meeting or vote of the Corporation’s stockholders, in accordance with Section 242 of the General Corporation Law.

Fifth:         This Certificate of Amendment to the Certificate of Incorporation shall become effective at 12:01 a.m. Eastern Time on January 26, 2026.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed, acknowledged and filed this 23rd day of January, 2026, in its name and on its behalf by its Executive Vice President & Chief Financial Officer pursuant to Section 103 of the General Corporation Law.

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.

By:	/s/ Christopher J. May
Name:	Christopher J. May
Title:	Executive Vice President &
Chief Financial Officer

[Signature Page to Certificate of Amendment to the Certificate of Incorporation of American Axle & Manufacturing Holdings, Inc.]